UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2013 (May 17, 2013)

TRANSOCEAN LTD.
(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors
On May 18, 2013, the Board of Directors of the company elected Ian C. Strachan to serve as Chairman of the Board effective May 18, 2013.  Mr. Strachan replaces J. Michael Talbert who was not re-elected at the Company’s annual general meeting held on May 17, 2013. Mr. Strachan has served as director of the Company since December 1999. Most recently, he served as chairman of the Finance Committee of the Company as well as serving on the Corporate Governance Committee of the Company.   The Board believes that Mr. Strachan has relevant senior management experience in the energy sector and other business sectors, including Chief Executive Officer and chairman positions in international companies. Mr. Strachan formerly served as chairman of Instinet Group Incorporated.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
Transocean Ltd. (the "Company") held its Annual General Meeting of Shareholders on May 17, 2013, in Zug, Switzerland. Because of the solicitation of proxies by High River Limited Partners on its behalf and on behalf of certain funds controlled by Carl C. Icahn (collectively, the "Icahn Group"), and the contested nature of the 2013 Annual General Meeting, broker non-votes were not counted for any of the proposals. The shareholders took action on the following matters at the 2013 Annual General Meeting:

1.
Proposal regarding the approval of the 2012 Annual Report, including the consolidated financial statements of the Company for fiscal year 2012 and the statutory financial statements of the Company for fiscal year 2012.

For	Against	Abstain
235,095,760	3,115,668	3,470,122
This item was approved.

2.	Proposal regarding the appropriation of the available earnings for fiscal year 2012.

For	Against	Abstain
234,943,732	3,238,586	3,803,537
This item was approved.

3.
Proposal regarding the distribution of a dividend out of general legal reserves from capital contribution (following a release and allocation of general legal reserves from capital contribution to dividend reserve from capital contribution):

a.	Payment of a distribution in principle.

For	Against	Abstain
238,291,239	3,353,896	248,153
This item was approved.

b.	The Board of Directors distribution proposal of a U.S. dollar-denominated dividend of $2.24 per share out of additional paid-in capital.

For	Against	Abstain
166,246,535	42,306,322	33,342,726
This item was approved.

c.	The Icahn Group distribution proposal of a U.S. dollar-denominated dividend of $4 per share out of additional paid-in capital.

For	Against	Abstain
71,785,393	131,826,470	28,478,624
This item was not approved.

4.	Proposal regarding the readoption of the authorized share capital.

For	Against	Abstain
149,883,833	90,745,705	1,359,732
This item was not approved.

5.	Shareholder proposal regarding the repeal of the Company's staggered board by amendment to Article 23 of the Company's Articles of Association.
Shares representing two−thirds of the aggregate share capital recorded in the Commercial Register are required to be represented at the Annual General Meeting by proxy or in person to consider amendments to Article 23 of the Company's Articles of Association. As only 64.73% of the Company's share capital was so represented, Agenda Item 5 was not taken under consideration at the Annual General Meeting.

6.	Proposal regarding the election and reelection of directors:

a.	Board Proposal: Election of Frederic F. Curado, and reelection of Steven L. Newman, Thomas W. Cason, Robert M. Sprague and J. Michael Talbert as directors.

	For	Against	Abstain
Frederic F. Curado	211,392,364	4,051,310	26,516,216
Steven L. Newman	205,870,175	9,432,703	26,671,484
Thomas W. Cason	155,772,442	54,997,488	31,178,581
Robert M. Sprague	112,304,846	89,241,235	40,412,135
J. Michael Talbert	96,598,399	101,356,207	44,006,113
Frederic F. Curado was elected to the Board of Directors as a Class II Director of the Company, and Steven L. Newman, Thomas W. Cason and Robert M. Sprague were reelected to the Board of Directors as Class II Directors of the Company. J. Michael Talbert was not reelected to the Board of Directors.

b.	Icahn Group Proposal: Election of the following three nominees as directors: John J. Lipinski, José Maria Alapont and Samuel Merksamer.

	For	Against	Abstain
John J. Lipinski	85,264,211	100,365,547	55,007,325
José Maria Alapont	109,797,229	77,711,885	53,117,152
Samuel Merksamer	129,293,289	58,185,404	53,149,610
Samuel Merksamer was elected to the Board of Directors as a Class II Director of the Company. John J. Lipinski and José Maria Alapont were not elected to the Board of Directors.

7.
Proposal regarding the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2013 and reelection of Ernst & Young Ltd, Zurich, as the Company's auditor pursuant to the Swiss Code of Obligations for a further one-year term.

For	Against	Abstain
129,293,289	58,185,404	53,149,610
This item was approved.

8.
Proposal to approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure included in the Company's proxy statement.

For	Against	Abstain
197,001,202	16,497,028	28,489,075
This item was approved.
Item 8.01.    Other Events.
On May 17, 2013, the Company issued a press release announcing the results of its Annual General Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated May 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: May 20, 2013	By	/s/ Jill S. Greene
Jill S. Greene
Authorized Person

Exhibit Index

Exhibit No.	Exhibit
99.1	Press Release dated May 17, 2013